UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2017

VWR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36673	26-023871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Radnor Corporate Center, Building One, Suite 200

100 Matsonford Road

Radnor, Pennsylvania 19087

(Address of principal executive offices, including Zip Code)

(610) 386-1700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 21, 2017 (the “Closing Date”), pursuant to the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 4, 2017, by and among VWR Corporation, a Delaware corporation (the “Company”), Avantor, Inc., a Delaware corporation (“Parent”), and Vail Acquisition Corp, a Delaware corporation and a subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation.

Pursuant to the Certificate of Merger filed with the Secretary of State of the State of Delaware, the Merger was effective on the Closing Date. On the Closing Date, each share of common stock, par value $0.01 per share (the “Common Stock”), of the Company (other than shares of Common Stock subject to stock options and restricted stock units, owned by the Company, its subsidiaries, Parent or Merger Sub, or that are held by any stockholder who is entitled to demand and has properly demanded appraisal of such Common Stock and has not failed to perfect, waived, withdrawn or lost the right to appraisal under Delaware law) was cancelled and converted into the right to receive $33.25 in cash (the “Merger Consideration”) without interest.

Each stock option outstanding immediately prior to the Closing Date, whether or not exercisable or vested, was cancelled and converted into the right to receive (i) an amount in cash determined by multiplying (A) the excess (if any) of the Merger Consideration over the exercise price per share of Common Stock underlying such stock option by (B) the number of shares of Common Stock subject to such Stock Option immediately prior to the Closing Date. Each restricted stock unit outstanding immediately prior to the Closing Date was converted into a vested right to receive cash in an amount equal to the Merger Consideration. Each share of Common Stock issued pursuant to the Company’s 2014 Equity Incentive Plan that is subject to specified vesting criteria outstanding immediately prior to the Closing Date was deemed fully vested and treated in accordance with the foregoing.

The Merger reflects an enterprise value of approximately $6.5 billion for the Company.

The foregoing description of the Merger Agreement and related transactions (including, without limitation, the Merger) does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2017 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As a result of the completion of the Merger, trading in the Common Stock on the NASDAQ Stock Market (“NASDAQ”) was suspended effective as of the Closing Date. On the Closing Date, NASDAQ filed with the SEC a notification of removal from listing and/or registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Common Stock. Additionally, the Company intends to file with the SEC a certification and notice of termination of registration on Form 15 with respect to the Common Stock, requesting that the Common Stock be deregistered under the Exchange Act and that the Company’s reporting obligations with respect to the Common Stock under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in Item 2.01 and Item 3.01 is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

Pursuant to the terms of the Merger Agreement, on the Closing Date, Merger Sub merged with and into the Company with the Company continuing as the surviving corporation.

Each share of Common Stock issued and outstanding immediately prior to the Closing Date (other than shares of Common Stock subject to stock options and restricted stock units, owned by the Company, its subsidiaries, Parent or Merger Sub, or that are held by any stockholder who is entitled to demand and has properly demanded appraisal of such Common Stock and has not failed to perfect, waived, withdrawn or lost the right to appraisal under Delaware law) was cancelled and converted into the right to receive $33.25 in cash and without interest.

The foregoing description of the Merger Agreement and related transactions (including, without limitation, the Merger) does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2017 and is incorporated herein by reference. The information set forth in Item 2.01 is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the consummation of the Merger, each of the Company’s directors resigned as a member of the Company’s board of directors, effective as of the Closing Date. These resignations were not a result of any disagreements between the Company and the resigning directors on any matter relating to the Company’s operating, policies or practices.

In addition, in connection with the consummation of the Merger, the employment of Manuel Brocke-Benz as President and Chief Executive Officer of the Company, was terminated effective as of the Closing Date.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Changes in Fiscal Year.

Pursuant to the terms of the Merger Agreement, on the Closing Date, the certificate of incorporation of the Company was amended and restated in its entirety. A copy of the Amended and Restated Certificate of Incorporation of the Company is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, at the Closing Date, the bylaws of Merger Sub immediately prior to the Closing Date became the bylaws of the Company. A copy of the Bylaws of the Company is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing that Parent has completed its previously announced acquisition of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On November 21, 2017, in connection with the Merger VWR Funding, Inc. repaid in full all of the indebtedness (other than certain letters of credit that will be backstopped by new letters of credit issued in connection with the Merger) outstanding under and thereby terminated its Credit Agreement, dated as of September 28, 2015, by and among VWR Funding, Inc., any of its foreign subsidiaries joined as borrowers thereto, the lenders party thereto from time to time and Citibank, N.A., as administrative agent and collateral agent thereunder.

Effective as of November 22, 2017 (the “Redemption Date”), VWR Funding, Inc., a wholly owned subsidiary of the Company (the “Issuer”), redeemed all of the outstanding €503.8 million principal amount of its 4.625% Senior Notes due 2022 (the “Notes”) at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium (as defined in the indenture, dated as of March 25, 2015 (as supplemented, modified or otherwise amended as of the date hereof the “Indenture”), among the Issuer, Delaware Trust Company, as trustee (successor in interest to Law Debenture Trust Company of New York), Deutsche Bank AG, London Branch, as paying agent (the “Paying Agent”), and Deutsche Bank Luxembourg S.A., as registrar and transfer agent) as of, and accrued and unpaid interest, if any, to, the Redemption Date (the “Redemption”). The Issuer previously notified the holders of the Notes on October 11, 2017 that it had elected to redeem the Notes, and subsequently notified the holders of the Notes on November 20, 2017 that the Redemption would occur on the Redemption Date. The Issuer has irrevocably deposited with the Paying Agent sufficient funds to fund the redemption of the Notes. As a result, the Issuer has been released from its obligations under the Notes and the Indenture pursuant to the satisfaction and discharge provisions thereunder, effective as of the Redemption Date.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K.

2.1*	Agreement and Plan of Merger, dated as of May 4, 2017, by and among Avantor, Inc., Vail Acquisition Corp and VWR Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed May 5, 2017).

3.1	Amended and Restated Certificate of Incorporation of VWR Corporation.

3.2	Bylaws of VWR Corporation.

99.1	Press Release issued November 21, 2017.

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits and schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR Corporation

Date: November 21, 2017	/s/ George Van Kula
Name: George Van Kula
Title: Senior Vice President, Human Resources, General Counsel and Secretary